UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2022

EVERTEC, Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cupey Center Building, Road 176, Kilometer 1.3,
San Juan, Puerto Rico 00936
(Address of principal executive offices) (Zip Code)

(787) 759-9999
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	EVTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

General

On December 1, 2022 (the “Closing Date”), EVERTEC, Inc., (“EVERTEC” or the “Company”) and EVERTEC Group, LLC, (“EVERTEC Group” or “Borrower”), a wholly owned indirect subsidiary of EVERTEC, entered into a  credit agreement (the “Credit Agreement”) with a syndicate of lenders and Truist Bank (“Truist”), as administrative agent and collateral agent, providing for (i) a $415.0 million term loan A facility (the “Term Loan Facility”) and (ii) a $200.0 million revolving credit facility (the “Revolving Facility”, and together with the Term Loan Facility, the “2022 Credit Facilities”). The 2022 Credit Facilities mature on December 1, 2027 (the “Maturity Date”). Proceeds from the Term Loan Facility and drawn from the Revolving Facility on the Closing Date were used to refinance the Borrower’s existing credit facilities, which were terminated on the Closing Date, and for the payment of fees and expenses payable in connection with the Transactions. Proceeds from the Revolving Credit Facility drawn from time to time after the Closing Date will be used for general corporate purposes. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

Scheduled Amortization Payments

The Term Loan Facility amortizes in equal quarterly installments at a rate per annum equal to, initially, 5% of the principal amount and, for any installment payments to be made in the calendar year ending 2027, 7.5% of the principal amount, with the balance payable on the Maturity Date. The Revolving Credit Facility terminates on the Maturity Date, and loans thereunder may be borrowed, repaid and reborrowed prior thereto.

Voluntary Prepayments and Reduction and Termination of Commitments

EVERTEC Group may prepay loans under the Term Loan Facility and permanently reduce the loan commitments under the Revolving Facility at any time without premium or penalty, subject to compensation for any break funding costs incurred by a lender and timely submission of a notice of prepayment or commitment reduction, as applicable. EVERTEC Group is required to make certain mandatory prepayments of the 2022 Credit Facilities in certain circumstances.

Interest

The interest rates under the 2022 Credit Facilities are based on, at EVERTEC Group’s option, with respect to the Term Loan Facility and borrowings under the Revolving Credit Facility that are denominated in Dollars, (a) the Adjusted Term SOFR for the Interest Period in effect for such borrowing plus an applicable margin of 1.50% per annum, which applicable margin is subject to four 25 bps step-ups (i.e. 1.75%, 2.00%, 2.25% and 2.50% per annum, respectively) based upon the Company’s total net leverage ratio or (b) the ABR plus an applicable margin of 0.50% per annum, which applicable margin is subject to four 25 bps step-ups (i.e. 0.75%, 1.00%, 1.25% and 1.50% per annum, respectively) based upon the Company’s total net leverage ratio. Borrowings under the Revolving Credit Facility that are denominated in a currency other than Dollars will bear interest at the Alternative Currency Rate for the Interest Period in effect for such borrowing plus an applicable margin of 1.50% per annum, which applicable margin is subject to four 25 bps step-ups (i.e. 1.75%, 2.00%, 2.25% and 2.50% per annum, respectively) based upon the Company’s total net leverage ratio.

Guarantees and Collateral

The 2022 Credit Facilities are secured by substantially all assets of EVERTEC and its existing and future material subsidiaries (including EVERTEC Group), subject to customary exceptions. EVERTEC and each of EVERTEC’s existing and future material wholly-owned subsidiaries (including EVERTEC Group with respect to the obligations of EVERTEC and its existing and future material wholly-owned subsidiaries(other than EVERTEC Group), subject to certain customary exceptions, guarantee repayment of the 2022 Credit Facilities.

In connection with the Credit Agreement, on December 1, 2022, EVERTEC, EVERTEC Group and the subsidiary guarantors party thereto, entered into a Guarantee Agreement (the “Guarantee Agreement”), pursuant to which EVERTEC Group’s obligations under the 2022 Credit Facilities and under any cash management, interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof are guaranteed by EVERTEC and each of EVERTEC’s existing wholly-owned subsidiaries (other than EVERTEC Group) and subsequently acquired or organized subsidiaries, subject to certain exceptions.

In addition, on December 1, 2022, EVERTEC, EVERTEC Group and the subsidiaries party thereto, entered into a Collateral Agreement (the “Collateral Agreement”), pursuant to which, subject to certain exceptions, the 2022 Credit Facilities are secured, to the extent legally permissible, by substantially all of the assets of (1) EVERTEC, including a perfected pledge of all of the limited liability company interests of EVERTEC Intermediate Holdings, LLC (“Holdings”), (2) Holdings, including a perfected pledge of all of the limited liability company interests of EVERTEC Group and (3) EVERTEC Group and the subsidiary guarantors, including but not limited to: (a) a pledge of substantially all capital stock held by EVERTEC Group or any guarantor and (b) a perfected security interest in substantially all tangible and intangible assets of EVERTEC Group and each guarantor.

Covenants

The 2022 Credit Facilities are subject to customary affirmative and negative covenants. The negative covenants in the 2022 Credit Facilities include, among other things, limitations (subject to exceptions) on the ability of EVERTEC and its restricted subsidiaries to:

•	declare dividends and make other distributions;

•	redeem or repurchase capital stock;

•	grant liens;

•	make loans or investments (including acquisitions);

•	merge or enter into acquisitions;

•	sell assets;

•	enter into any sale or lease-back transactions;

•	incur additional indebtedness;

•	prepay, redeem or repurchase certain indebtedness;

•	modify the terms of certain debt;

•	restrict dividends from subsidiaries;

•	change the business of EVERTEC or its subsidiaries; and

•	enter into transactions with their affiliates.

In addition, the 2022 Credit Facilities require EVERTEC Group to maintain a maximum total net leverage ratio of (i) from March 31, 2023 to September 30, 2024, 4.50 to 1.00 and (ii) thereafter, 4.00 to 1.00.

Events of Default

The events of default under the 2022 Credit Facilities include, without limitation, nonpayment, material misrepresentation, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the Credit Agreement) and cross-events of default on material indebtedness.

The descriptions of the Credit Agreement, the Guarantee Agreement and Collateral Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, the Collateral Agreement and Guarantee Agreement, copies of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and 10.3, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 1, 2022, the net proceeds received by EVERTEC Group from the 2022 Credit Facilities were used, among other things, to terminate EVERTEC Group’s previous secured credit facilities, under the credit agreement, dated as of November 27, 2018, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, Bank of America, N.A., as administrative agent, collateral agent, swingline lender and L/C issuer, and the lenders party thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 2, 2022, EVERTEC issued a press release announcing the entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended,  or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*
Credit Agreement, dated as of December 1, 2022, among EVERTEC, Inc., EVERTEC Group, LLC, the lenders and L/C issuers party thereto from time to time, and Truist Bank, as administrative agent, collateral agent, swingline lender and an L/C issuer

10.2	Collateral Agreement, dated as of December 1, 2022, among EVERTEC, Inc., EVERTEC Group, LLC, each subsidiary loan party identified therein and Bank of America, N.A., as collateral agent.

10.3
Guarantee Agreement, dated as of December 1, 2022, by and among EVERTEC, Inc., EVERTEC Group, LLC, the loan parties identified on the signature pages thereof and Truist Bank, as administrative agent and collateral agent

99.1	Press Release re: Credit Agreement dated December 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, INC.

Date: December 2, 2022	By:	/s/ Joaquin A. Castrillo-Salgado
Joaquin A. Castrillo-Salgado
Chief Financial Officer